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                                                                     EXHIBIT 4.8


                          REGISTRATION RIGHTS AGREEMENT


               This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into on and as of February 13, 2002 by and between E-Sync Networks, Inc., a Delaware corporation (the "COMPANY"), and CRC, Inc., a New York corporation ("CRC").

               WHEREAS, simultaneously with the execution of this Agreement, CRC is providing certain loans to the Company, and it is a condition precedent to CRC making such loans that the Company issue to CRC a certain Common Stock Purchase Warrant (the "WARRANT") to purchase shares of Common Stock (as hereinafter defined) and grant to CRC the registration rights provided for herein.

               NOW, THEREFORE, the Parties hereto agree as follows:

1.      DEFINITIONS

        In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

"COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"COMMON SHARES" shall mean the shares of Common Stock acquired by the Holders upon exercise of the Warrant (subject to adjustment for stock splits, reverse stock splits, stock dividends, or other similar transactions involving Common Stock).

"COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company, and any capital stock of the Company into which such Common Stock thereafter may be changed.

"COMMON STOCK EQUIVALENTS" shall mean (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options (other than any options issued pursuant to the Company's stock option plans), convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time or upon the occurrence of some future event.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

"HOLDER" shall mean CRC, any Person that owns all or any part of the Warrant or any Person that owns any of the Registrable Shares issuable upon exercise of the Warrant, including successors and assigns of CRC or such Person.

"MATERIAL ADVERSE EFFECT" shall have the meaning set forth in Section 2(d).

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"PERSON" shall mean a natural person, corporation, general partnership, limited partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a government or agency or political subdivision thereof.

"REGISTRABLE SHARES" shall mean at any time (i) any Common Shares and (ii) any shares of Common Stock issuable upon exercise or conversion by the Holders of any Common Stock Equivalent; provided, however, that Registrable Shares shall not include any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration,
(y) which have been sold to the public pursuant to Rule 144 (or any other similar provision then in force) promulgated under the Securities Act ("RULE 144"), or (z) which may be sold without registration and without volume limitations pursuant to Rule 144(k).

"SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

2.      DEMAND REGISTRATION

(a)     REQUEST FOR REGISTRATION. At any time after the earlier of (i) the one
        (1) year anniversary of date hereof or (ii) such time as the closing bid price for the Common Stock equals at least five (5) times the closing bid price of the Common Stock on the date hereof, a Holder may make a written request to the Company (a "DEMAND REQUEST"), for the registration under the Securities Act of all or part of such Holder's Registrable Shares (a "DEMAND REGISTRATION") so as to permit a public offering and sale of such Registrable Shares for up to twelve (12) consecutive months in accordance with the manner specified in such notice; provided, however, that the Company shall not be obligated to register Registrable Securities pursuant to such request: (i) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration when it was not then so qualified and had not filed such a consent; (ii) if the Company determines upon advice of counsel to the Company that the filing of such a registration statement would require the disclosure of material non-public information about the Company, the disclosure of which could have a material adverse effect on the business or financial condition of the Company and provides written notice of such determination to the requesting Holders, in which event no such registration statement shall be filed until the earlier of the lapse of ninety (90) days from the date of delivery of such notice or the Company's determination that such information is no longer required to be disclosed, is not material or non-public or its disclosure would not have a material adverse effect on the business or financial condition of the Company; provided, however, that (A) the Company shall evaluate all relevant facts and circumstances no less often than once every thirty (30) days in order to determine whether such information is no longer required to be disclosed, is not material or non-public or its disclosure would not have a material adverse effect on the business or financial condition of the Company and shall promptly notify the requesting Holders of such determination; and
        (B) the Company may not exercise its right under this clause (ii) and clause (iii) below more than once in any 12-month period and the aggregate number of days of any such deferral shall not exceed 90; or
        (iii) if the Company is in the process of consummating an underwritten primary registration at the time that a Demand Request


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        is made, and the managing underwriters advise the Company in writing that in their reasonable opinion based upon market conditions such Demand Registration would have a Material Adverse Effect on the Company's underwritten primary registration; provided, however, that (A) a copy of such written opinion shall be promptly provided to each Requesting Holder; (B) within twenty (20) days after receiving such written opinion, the Holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such request by giving notice to the Company and, if so withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement; and (C) a deferral of the filing of a registration statement pursuant to this clause (iii) shall be lifted, and the requested registration statement shall be filed forthwith upon the effectiveness of the Company's underwritten primary registration. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2(a) within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the Holders of Registrable Securities shall have been entitled to join pursuant to this
        Section 2 or Section 3 hereof and in which there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been so requested. Such request shall specify the number of Registrable Shares proposed to be sold and the intended method of disposition thereof. Upon receipt of such request, the Company shall promptly (but in any event within ten (10) days after receipt) give written notice of such registration request to all Holders. Such Holders shall have the right, by giving written notice to the Company within ten (10) days after the receipt of notice from the Company, to elect to have included in such registration all or part of their Registrable Shares as such Holders may request in such notice of election. Each such request will also specify the number of Registrable Shares to be registered and the intended method of disposition thereof. The Company shall file the Demand Registration within (i) forty-five
        (45) days if the Company is eligible to use Form S-3 or any substitute form adopted by the Commission ("SHORT-FORM REGISTRATION") or (ii) sixty
        (60) days if the Company is not eligible to use such Short-Term Registration, after receiving a Demand Request (the "REQUIRED FILING DATE") and shall use its best efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Notwithstanding the foregoing, in no event shall the Company be required to effect more than two (2) Demand Registrations pursuant to this Section 2(a); provided, however, that if a Holder elects to include all or part of such Holder's Registrable Shares in a Demand Registration, such registration shall not be counted as one of the registrations permitted hereunder unless such Holder is permitted to include in the Demand Registration all of the Registrable Shares that it desires to sell due to the limitations contained in Section 2(d) hereof.

(b) EFFECTIVE REGISTRATION AND EXPENSES. A registration will not count as a Demand Registration until it has become effective (unless all Holders making or joining such request pursuant to Section 2(a) above (the "REQUESTING HOLDERS") withdraw all their Registrable Shares, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all expenses in connection with such withdrawn registration); provided that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other


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        order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

(c) SELECTION OF UNDERWRITERS. If the Holders of a majority of the Registrable Shares to be registered in a Demand Registration so elect, the offering of Registrable Shares pursuant to a Demand Registration shall be in the form of an underwritten public offering. The Requesting Holders who hold a majority of the Registrable Shares to be registered in the Demand Registration shall be entitled to select the investment banking firm or firms to manage the underwritten offering, subject to the approval of the Company (not to be unreasonably withheld).

(d) PRIORITY ON DEMAND REGISTRATIONS. No securities to be sold for the account of any Person (including the Company and including any other holder of capital stock of the Company) other than Requesting Holders shall be included in a Demand Registration that is an underwritten public offering unless (i) the managing underwriter or underwriters shall advise the Company or the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "MATERIAL ADVERSE EFFECT") and
        (ii) the Holders of not less than a majority of the Registrable Shares to be covered by such registration (calculated by using numbers of shares of Common Stock of the Company represented by such Registrable Shares on an as-if-converted basis) shall have consented in writing to the inclusion of such other securities. Furthermore, and subject to the immediately following sentence, in the event the managing underwriter or underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of Requesting Holders to be included in such Demand Registration shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such Demand Registration by each such Requesting Holder.

3.      PIGGYBACK REGISTRATION

(a) RIGHT TO PIGGYBACK. If the Company proposes to file a registration statement under the Securities Act with respect to an equity security of the Company for its own account or for the account of any of its securityholders (other than pursuant to Section 2 and other than a registration statement on Form S-4 or S-8 (or any substitute forms adopted by the Commission)), then the Company shall give prompt written notice to the Holders of its intention to effect such a registration (which notice shall be given not less than thirty (30) days prior to the anticipated filing date of such registration statement) and such notice shall offer the Holders who are holders of Registrable Shares the opportunity to have any or all of their Registrable Shares included in such registration statement, subject to the limitations contained in
        Section 3(b) hereof. The Holders shall advise the Company in writing within twenty (20) days after the date of receipt of such notice from the Company of such Holder's desire to have their Registrable Shares registered under this Section 3. Subject to Section 3(b) below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein pursuant to the piggyback


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        rights granted under this Section 3(a); provided, however, that the
        Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered without any obligation to the Holders of any Registrable Securities. The Company (or such other Holders, as the case may be,) shall be entitled to select the investment banking firm or firms to manage any underwritten offering contemplated by this Section 3(a).

(b) PRIORITY ON REGISTRATIONS. If any managing underwriter advises the Company in writing that including all the shares of Common Stock requested to be included in the registration by all Persons (including the Company) would have a Material Adverse Effect, subject to the immediately following sentence, the Company will be obligated to include in such registration only Common Shares in the following priority: (i) first, if the registration statement has been proposed to be filed by the Company for its own account, any Common Stock for sale by the Company, and (ii) second, (x) if the registration statement has been proposed to be filed by the Company for its own account, pro rata among the Holders of the Registrable Shares requesting to be included in the registration based on the number of Registrable Shares, on an as-if-converted basis, requested to be included in such registration by each such Holder, or (y) if the registration statement has been proposed to be filed at the request and for the account of any of the Company's securityholders, pro rata among such requesting securityholders and the Holders of the Registrable Shares requesting to be included in the registration based on the number of shares of Common Stock, on an as-if-converted basis, requested to be included in such registration by each such Holder and each such securityholder, and (iii) third, in the event that all Common Stock for sale by the Company and all Registrable Shares requested to be included in such registration statement by the Holders of Registrable Shares and, if applicable, all Common Stock for sale by the requesting securityholders have been included in such registration, any other Common Stock requested to be included pursuant to any other registration rights that may hereafter be and to the extent granted by the Company (pro rata on the basis of the total number of shares of Common Stock that each holder of such shares has requested to be registered).

4.      MISCELLANEOUS REGISTRATION RIGHTS PROVISIONS

(a) HOLDBACK AGREEMENT. If the Company previously shall have received a request for registration pursuant to Section 2 hereof or any Holder shall have requested to have such Holder's Registrable Shares registered pursuant to Section 3 hereof, and if such previous registration shall not have been withdrawn or abandoned, the Company agrees (A) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of such previous registration, and (B) to use its best efforts to cause each officer and director of the Company or any of its subsidiaries and each other holder of 5% or more of its equity securities (or any securities convertible into or exchangeable for such securities), on a fully diluted basis purchased from the Company at any time (other than in a registered public offering), to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such registration, if otherwise


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        permitted), unless the Holders of a majority of the Registrable Shares to be registered in such registration agree. Additionally, each Holder of Registrable Securities agrees, if so required by the managing underwriter of the public offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such registration statement, during the seven (7) days prior to the date on which any underwritten registration pursuant to Section 2 or 3 has become effective and the ninety (90) days (or such longer period as shall have been agreed to by all of the holders of securities included in such registration statement other than the Holders of Registrable Securities) thereafter, except as part of such underwritten registration or to the extent that such Holder is prohibited by applicable law from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or an investment adviser. The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven
        (7) days prior to and the ninety (90) days after any underwritten registration pursuant to Section 2 or 3 has become effective, except as part of such underwritten registration.

(b) REGISTRATION PROCEDURES. Whenever the Holders have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

        (i) prepare and, subject to Section 2(e), file with the Commission a registration statement on any appropriate form under the Securities Act, with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective at the earliest possible time (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Shares covered by such registration statement copies of all such documents proposed to be filed);

        (ii) prepare and file with the Commission and notify each seller of such Registrable Shares immediately after the filing of such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days, in the case of a piggyback registration, or 360 days in the case of a Demand Registration (or such lesser periods as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

        (iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the


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               prospectus included in such registration statement (including each preliminary and summary prospectus) and any other prospectus filed under Rule 424 or Rule 430-A under the Securities Act, and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters;

        (iv) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter and each seller reasonably requests, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) subject itself to any taxation (other than stamp taxes) in any such jurisdiction);

        (v) notify each seller of Registrable Shares promptly after it shall receive notice thereof, of the time when such registration statement has become effective;

        (vi) notify each seller of Registrable Shares promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

        (vii) provide a transfer agent and registrar for all Registrable Shares sold under the registration not later than the effective date of the registration statement;

        (viii) furnish to each Holder participating in the registration a signed counterpart, addressed to such Holder (a) of an opinion of counsel as to such matters that are customarily covered in an opinion of counsel delivered to an underwriter, including that the registration is valid and effective and such other matters as such Holder may reasonably request and (b) of a "cold comfort" letter signed by the independent public accountants who have issued a report on the Company's financial statements included in the registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder may reasonably request;

        (ix) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale


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               in any jurisdiction or the initiation or threatening of any proceeding for such purpose and promptly use reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

        (x) notify each seller of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare, file with the Commission and to furnish such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

        (xi) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as required, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and Rule 158 promulgated thereunder and will furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

        (xii) use its reasonable best efforts to list all Registrable Shares covered by such registration statement on any securities exchange on which similar securities of the Company are then listed;

        (xiii) enter into such customary agreements (including underwriting agreements in customary form) and take such other customary actions as the Holders of Registrable Shares or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

        (xiv) make available for reasonable inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors,

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               employees and independent accountants to supply all information reasonably requested by any such sellers, underwriter, attorney, accountant or agent in connection with such registration statement;

        (xv) deliver promptly to each Holder participating in an offering who so requests the file correspondence and memoranda described below, copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or the rules and regulations of the NASD. Such investigation shall include reasonable access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request; and

        (xvi) permit any Holder of Registrable Shares, which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of materials, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included.

        If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

        The Company may require each Holder of Registrable Shares to be included in such registration statement to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Shares as the Company may from time to time reasonably request and any such other information as may be legally required in connection with such registration.

(c) SUSPENSION OF DISPOSITIONS. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the happening of any event of the kind which, in the opinion of the Company, requires the

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        amendment or supplement of any prospectus, such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus (which the Company shall prepare and file as promptly as practicable), or until it is advised in writing (the "ADVICE") by the Company that the use of the prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 4(b)(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice.

(d) REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, reasonable fees and expenses of one legal counsel for all Holders of Registrable Shares to be included in the registration statement (up to a maximum of $15,000 in the aggregate if such registration is on a Short-Form Registration), all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), all word processing, duplicating and printing expenses (including expenses of printing certificates for the Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares) (provided, however, that the manner and form of printing the registration statement and prospectuses shall be at the sole discretion of the Company), messenger and delivery expenses, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, the fees and expenses of underwriters customarily paid by issuers or sellers of securities (including fees paid to a qualified independent underwriter but excluding underwriting discounts and commissions), and the fees and expenses of other persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Company whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any underwriting discounts, commissions, or any out of pocket expenses of the Holders (or agents who manage their accounts) other than as expressly provided above.

(e) REQUIREMENTS TO PARTICIPATE. No Holder may participate in any registration hereunder unless such Holder (x) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and
        (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder's ownership of such Holder's Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling securities thereunder, and the liability of each such Holder will be in proportion to and limited to the net amount received by such Holder from the sale of such Holder's Registrable Shares pursuant to such registration.

5.      INDEMNIFICATION

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, directors and affiliates and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) (collectively, the "SELLER AFFILIATES") and each other Person who participated as an underwriter in the offering or sale of such securities and each of its employees, advisors, agents, representatives, partners, officers, directors and affiliates and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) (i) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 5(c) below) arising out of or caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus, final prospectus, summary prospectus, or any amendment thereof or supplement thereto if the Company shall have furnished any amendments or supplements, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph
        (i) or (ii) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein. The reimbursements required by this Section 5(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company, its directors, agents, officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to such seller and its Seller Affiliates, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates for specific inclusion in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of securities thereunder, and the liability of each such seller will be in proportion and limited to the net amount received by such seller from the sale of such seller's Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (Z) in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. An indemnifying party will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. If such defense is assumed by the indemnified party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its written consent (which consent shall not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party from all liabilities arising out of such proceeding or (2) the indemnified party otherwise consents in writing.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5(c), defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute an amount greater than the dollar amount of the proceeds received by such Holder with respect to the sale of any Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 5(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

(e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

6.      REPRESENTATIONS AND WARRANTIES

        The Company represents and warrants to the Holders that:

(a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has corporate power and corporate authority to own, operate, and lease its properties and conduct its business as now conducted. The Company is duly qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on the operations, business, financial conditions, assets, or liabilities of the Company and its subsidiaries, taken as a whole.

(b) The Company has the corporate power and is duly authorized and empowered to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly executed, issued, and delivered and constitutes the legal, valid, and binding obligation of the Company.

(c) The execution, delivery, and performance of this Agreement by the Company shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable statute, law, rule or regulation of any governmental authority, any applicable provision contained in the certificate of incorporation or bylaws of the Company or contained in any agreement, instrument, or document to which the Company is a party or by which it is bound, or any order, ruling, judgment or decree of any court, arbitral body or governmental authority.

7.      ARBITRATION AND DISPUTE RESOLUTION

        The parties hereto agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

8.      COMPLIANCE WITH RULE 144

        With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Shares to the public without registration, at all times, the Company agrees to:

(a) Make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) Furnish to each Holder of Registrable Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Shares without registration.

9.      SUBSEQUENT INVESTORS

        The Company shall not grant registration rights or enter into any registration rights agreement or similar agreement with any Person which are equal to, superior to or conflict, impair or interfere in any way with the rights granted hereunder, without the consent of Holders, at the time of determination, of 70% of the Registrable Shares (based on the number of shares of Common Stock underlying the Registrable Shares on an as-if converted basis).

10.     TERMINATION

        The provisions of this Agreement shall terminate upon the date on which there are no longer any Registrable Shares.

11.     NOTICES

        All notices and communications to be given or otherwise to be made to any party to this Agreement shall be deemed to have been duly given or delivered by any party, (i) when received by such party if delivered by hand, (ii) upon confirmation when delivered by telecopy, or (iii) within one day after being sent by recognized overnight delivery service, and in each case addressed as follows:

        If to the Company:

                             E-Sync Networks, Inc.
                             c/o Michael A. Clark
                             20 Hill Street
                             Millford, Connecticut 06460
                             Telecopy: (203) 601-3151

        If to any other party, as indicated on the signature pages hereto.

        Any party by written notice to the other parties pursuant to this
Section 11 may change the address or the Persons to whom notices or copies thereof shall be directed.

12.     SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

13.     MODIFICATION

        Except as otherwise provided herein, neither this Agreement nor any provision hereof can be amended, modified, changed, discharged, waived or terminated (each, an "AMENDMENT") except by an instrument in writing executed in good faith by the Company and the Holders, at the time of determination, of 70% of Registrable Shares (based on the number of shares of Common Stock underlying the Registrable Shares on an as-if converted basis), in which event such Amendment shall be binding upon all of the Parties in accordance with its terms.

14.     WAIVER

        Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Subject to the provisions of Section 13 hereof, any waiver must be evidenced by a writing signed by the party against whom the waiver is sought to be enforced.

15.     AVAILABILITY OF EQUITABLE REMEDIES

        Each party hereto acknowledges that a breach of the provisions of this Agreement could not adequately be compensated by money damages. Accordingly, it is the intention of the parties that any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and/or to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

16.     ENTIRE AGREEMENT

        This Agreement sets forth the entire understanding, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

17.     SEVERABILITY

        If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law of competent jurisdiction, the Parties intend that such provision shall be deemed not to form part of this Agreement and, the remaining provisions shall be severable and enforceable in accordance with their terms.

18.     GOVERNING LAW

        This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Agreement, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent such party may effectively do so under applicable law, trial by jury and any objection that such party may now or hereafter have to the laying of venue of any such enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the other party in any other jurisdiction.

19.     CAPTIONS

        The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.

20.     COUNTERPARTS

        This Agreement may be executed in two or more counterparts (and via facsimile), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

                                    E-SYNC NETWORKS, INC.


                                    By:   /s/ Michael A. Clark
                                        ----------------------------------------
                                    Name: Michael A. Clark
                                    Title: President and Chief Operating Officer


                                    CRC, INC.


                                    By:   /s/ Joshua Wurzburger
                                        ----------------------------------------
                                    Name: Joshua Wurzburger
                                    Title: President


                                    Address for Notices:
                                    1290 Avenue of the Americas, 39th Floor
                                    New York, New York 10104
                                    Telecopy: (212) 906-9500
                                    Attention: President